                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is made and entered into effective as of the 29th day of June, 1999 by and between WellPoint Health Networks Inc., a Delaware corporation ("Buyer"), and the California HealthCare Foundation, a California nonprofit public benefit corporation ("Seller").

                                    RECITALS

         WHEREAS, Seller is the record and beneficial owner of 17,910,000 shares of common stock (the "Common Stock") of Buyer, representing approximately 26.5% of the issued and outstanding common stock of Buyer;

         WHEREAS, Seller currently intends to effect the sale of up to 11,500,000 shares of Common Stock owned by Seller in a registered public offering (the "Equity Offering");

         WHEREAS, Buyer currently intends to effect a public offering (the "Debt Offering") of up to $299,000,000 in aggregate principal amount of its Zero Coupon Subordinated Convertible Debentures Due 2019 (the "Debentures"); and

         WHEREAS, Seller desires to sell an aggregate of up to 2,000,000 shares of Common Stock (the "Shares") to Buyer, and Buyer desires to purchase the Shares from Seller with the net proceeds of the Debt Offering, on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. PURCHASE OF SHARES. On the Closing Date (as defined in
Section 2 hereof), Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller, the Shares.

         Section 2. CLOSING DATE; PURCHASE PRICE; NUMBER OF SHARES.

                  (a) The initial closing date (the "Closing Date") of the purchase and sale of the Shares shall take place as soon as practicable following consummation of the Debt Offering and in no event more than five business days thereafter. In the event that the underwriters in the Debt Offering are granted an over-allotment option to purchase additional Debentures and such over-allotment option is exercised on a date subsequent to the initial consummation of the Debt Offering, there shall be a Second Closing Date (the "Second Closing Date") hereunder, which shall take place as soon as practicable following consummation of the sale of Debentures pursuant to the exercise of such over-allotment option.

                  (b) The purchase price per share for the Shares (the "Purchase Price") shall equal the price to the public at which shares of Common Stock are initially sold by the underwriters as set forth in the underwriting agreement to be executed in connection with the Equity Offering.

                  (c) The number of Shares which shall be purchased by Buyer on the Closing Date (and the Second Closing Date, if applicable) shall be that number of Shares equal to the quotient of the Net Proceeds (as defined in the next sentence) divided by (ii) the Purchase Price. The "Net Proceeds" shall mean the net amount received by Seller for the sale of the Debentures in the Debt Offering (including any Debentures sold pursuant to the exercise of any over-allotment option granted to the underwriters in connection therewith). Notwithstanding the foregoing, the total number of Shares to be purchased by Buyer pursuant to this Agreement shall not exceed 2,000,000 in the aggregate.

                   (d) On the Closing Date (and the Second Closing Date, if applicable) and subject to the terms and conditions set forth in this Agreement, Seller shall deliver a certificate or certificates representing all of the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and in consideration of the sale, assignment, transfer and delivery of the Shares, Buyer shall pay to Seller the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller.

         Section 3. REPRESENTATIONS  AND  WARRANTIES  OF SELLER.
Seller  represents  and  warrants to Buyer that:

                  (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly executed and delivered by Seller, has been effectively authorized by all necessary action, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization or other laws relating to creditors' rights generally or by general principles of equity.

                  (c) Seller has good and marketable title to the Shares, free and clear of all security interests, covenants, conditions, restrictions, pledges, liens, charges, encumbrances, options and adverse claims or rights of any kind whatsoever, other than pursuant to the Amended and Restated Voting Trust Agreement dated as of August 4, 1997 (as amended by that Amendment No. 1 dated as of June 12, 1998) and the Amended and Restated Voting Agreement dated as of August 4, 1997. Assuming Buyer has no notice of any adverse claim, Buyer shall acquire from Seller as of the Closing Date good and marketable title to the Shares, free and clear of all security interests, covenants, conditions, restrictions, pledges, liens, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

                  (d) The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (i) the articles of incorporation or bylaws of Seller, (ii) any material agreement to which Seller is a party or by which it is bound, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which Seller is bound or (iv) any material Federal or State law, rule or regulation applicable to Seller or its property.

                  (e) No broker or finder has acted for Seller in connection with this Agreement or the sale of the Shares contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions.

                  (f) In connection with Seller's sale of the Shares, Seller has had the opportunity to ask Buyer any and all relevant questions regarding, among other things, the business and operations of Buyer and Seller has received answers from the Buyer which the Seller considers to be reasonably responsive and adequate to such questions. The Seller has, to the extent deemed necessary by the Seller, consulted with the Seller's advisors (including the Seller's attorney, accountant or investment advisors) regarding the sale of the Shares to Buyer. The Seller understands and acknowledges that events or circumstances may occur after the date hereof or after the Closing Date that may be favorable or unfavorable to the Buyer's earnings, business affairs or operations, and that such events or circumstances may result in changes in the fair market value of the Common Stock.

         Section 4. REPRESENTATION AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

                  (a) Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly executed and delivered by Buyer, has been effectively authorized by all necessary action, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization or other laws relating to creditors' rights generally or by general principles of equity.

                   (c) The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (i) the certificate of incorporation or bylaws of Buyer, (ii) any material agreement to which Buyer is a party or by which it is bound, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which Buyer is bound or (iv) any material Federal or State law, rule or regulation applicable to Buyer or its property.

                  (d) No broker or finder has acted for Buyer in connection with this Agreement or the purchase of the Shares contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transaction.

         Section 5.   CONDITIONS TO CLOSING.

                  (a) BUYER'S CONDITION. Buyer's obligations to consummate the transactions contemplated by this Agreement shall be subject to the representations and warranties of Seller contained herein being true and correct at and as the Closing Date (and the Second Closing Date, if applicable) as if made at and as of such time

                  (b) SELLER'S CONDITION. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the representations and warranties of Buyer contained herein being true and correct at and as of the Closing Date (and the Second Closing Date, if applicable) as if made at and as of such time.

         Section 6. TERMINATION. This Agreement may be terminated as follows:

                  (a) At any time on or prior to the Closing Date or Second Closing Date, by mutual written consent of Seller and Buyer; or

                  (b) After September 1, 1999, at the election of either party by written notice to the other party, if the Closing Date shall not have occurred pursuant to Section 2 on or prior to September 1, 1999 (other than by failure of the electing party to comply fully with its obligations under this Agreement).

         In the event this Agreement is terminated pursuant to this Section 6, this Agreement shall terminate without any liability or further obligation of either party to the other.

         Section 7. TERMINATION OF PREVIOUS STOCK PURCHASE AGREEMENT. The parties hereto agree that the Stock Purchase Agreement dated as of November 20, 1998 shall be terminated as of the date of this Agreement and neither party shall have any further obligation with respect thereto.

         Section 8. NOTICES. All notices and other communication hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, address as follows:

If to Seller:                       California HealthCare Foundation
                                    476 Ninth Street
                                    Oakland, CA 94607

                                    Attention: President
                                    Facsimile: (510) 238-1388

If to the Buyer:                    WellPoint Health Networks Inc.
                                    1 WellPoint Way
                                    Thousand Oaks, CA 91362
                                    Attention: General Counsel
                                    Facsimile: (805) 557-6110

         Section 9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         Section 10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to choice or conflict of law principles thereof.

         Section 11. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12. ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous oral and written, and all contemporaneous oral negotiations, commitments and understandings.

         Section 13. SEVERABILITY. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision or this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         Section 14. EXPENSES. Seller, on the one hand, and Buyer, on the other hand, shall pay their respective fees and expenses incurred by them in connection with the transactions contemplated herein.

         Section 15. FURTHER ASSURANCES. Each of Seller and Buyer agrees promptly to execute and deliver such documents and to do such other acts as are reasonably necessary appropriate to effectuate the purposes of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first above written.

         SELLER:                    CALIFORNIA HEALTHCARE FOUNDATION

                                    By:     /s/ Craig Ziegler
                                       ---------------------------------------
                                    Its:    Chief Financial Officer
                                       ---------------------------------------


         BUYER:                     WELLPOINT HEALTH NETWORKS INC.

                                    By:     /s/ Thomas C. Geiser
                                       ---------------------------------------
                                    Its:    Executive Vice President
                                       ---------------------------------------